Exhibit d.1.a

ULTRA SERIES FUND

All Series (Except Target Date Funds)

AMENDMENT TO MANAGEMENT AGREEMENT

This Amendment to the Management Agreement dated December 1, 2023 (the “Agreement”), is made effective as of this 1st day of May, 2025, by and between Ultra Series Fund, a business trust organized and existing under the laws of the Commonwealth of Massachusetts (the “Fund”), and Madison Asset Management, LLC (the “Manager”), a limited liability corporation organized and existing under the laws of the state of Wisconsin.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Fund and the Manager desire to amend the Agreement to remove the High Income Fund and the International Stock Fund, each a series of the Fund, as set forth on Exhibit A to the Agreement; and

WHEREAS, the Agreement allows for the amendment of Exhibit A to the Agreement by the mutual written consent of the parties.

NOW THEREFORE, the parties agree as follows:

The current Exhibit A to the Agreement is hereby replaced and superseded with Amended Exhibit A attached hereto, for the sole purpose of removing the High Income Fund and the International Stock Fund, effective as of May 1, 2025.

Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect. All defined terms and definitions in the Agreement shall be the same in this Amendment, except as specifically revised by this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of this 1st day of May, 2025.

ULTRA SERIES FUND
(on behalf of the series set forth on Amended Exhibit A hereto)

By:	/s/ Patrick F. Ryan
Patrick F. Ryan, President

MADISON ASSET MANAGEMENT, LLC

By:	/s/ Steve J. Fredricks
Steve J. Fredricks, Chief Legal Officer

Amended Exhibit A

to the

Ultra Series Fund

All Series (Except Target Date Funds)

Management Agreement

Series Name	Unitary Fee
Conservative Allocation Fund	0.30%
Moderate Allocation Fund	0.30%
Aggressive Allocation Fund	0.30%
Core Bond Fund	0.55%
Diversified Income Fund	0.25%
Large Cap Value Fund	0.60%
Large Cap Growth Fund	0.80%
Mid Cap Fund	0.90%

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